DDS Technologies USA, Inc. ( A development stage company) Balance Sheet January 31, 2003 Unaudited
ASSETS

Current Assets
Cash	$ 120,344
Prepaid expenses	9,177

Total Current Assets	$ 129,521

Fixed Assets (net of accumulated depreciation of $107)	12,813
License	4,700,000

TOTAL ASSETS	$4,842,334

SHAREHOLDERS' EQUITY

Preferred stock-$.0001 par value; 1,000,000 Shares Authorized;
no shares issued and outstanding	$ -

Common Stock-$.0001 par value; 25,000,000 Shares authorized;
14,711,190 shares issued and outstanding	5,124,563

Deficit accumulated during the development stage	(282,229)

TOTAL SHAREHOLDERS' EQUITY	$4,842,334

The accompanying notes are an integral part of these financial statements

DDS Technologies USA, Inc. ( A Development stage company) Statements of Operations Period Ended January 31, 2003 Year Ended October 31, 2002 Unaudited

			Accum deficit
			during the
	January 31,	October 31,	Development
	2003	2002	Stage

Revenues	$ -	$ -	$ -

Expenses
Professional services and fees	158,034	0	158,034
General and administrative expenses	56,196	67,999	124,195

Total Expenses	$ 214,230	$ 67,999	$ 282,229

Net (loss)	$ (214,230)	$ (67,999)	$ (282,229)

Net (loss) per share-basic and diluted

Weighted average number of shares outstanding
during the period - diluted and undiluted	14,161,525	3,328,136

The accompanying notes are an integral part of these financial statements

DDS Technologies USA, Inc. ( A Development stage company) Statements of Cash Flows Period Ended January 31, 2003 Year Ended October 31, 2002 Unaudited

			Cash Flows
			during the
	January 31 2003	October 31,	Development
		2002	Stage

Cash Flows from operating activities

Net (loss)	$(214,230)	$ (67,999)	$ (282,229)
Acquisition of assets	(22,097)		(22,097)
Add back depreciation exp	107		107
Net cash (used) by operating activities	(236,220)	(67,999)	(304,219)

Cash flows from investing activities

Cash paid for license	(200,000)	(500,000)	(700,000)

Net cash (used)byinvesting activities	(200,000)	(500,000)	(700,000)

Cash flows from financing activities

Sale of common stock for cash	300,000	884,563	1,184,563
Acquisition of public shell		(60,000)	(60,000)

Net cash provided by financing activities	300,000	824,563	1,124,563

Net increase (decrease) in cash	(136,220)	256,564	120,344

Cash - beginning	256,564	0
Cash - Ending	120,344	256,564	120,344

Noncash investing activities

Common stock issued for license	500,000	3,500,000	4,000,000

The accompanying notes are an integral part of these financial statements

DDS Technologies USA, Inc. ( A Development stage company) Statements of Shareholders Equity Period Ended January 31, 2003 Year Ended October 31, 2002 Unaudited

			Common Stocks

					Accum deficit
					during the
					Development
			Shares	Amount	Stage

Balance October 31, 2002			13,711,525	$4,184,563	($67,999)

Stock sold for cash, net of costs			500,000	500,000
Stock issued for license			500,000	500,000
Acquisition of public shell				(60,000)

					(214,230)
Net (loss) for period ended January 31, 2002

Balance January 31, 2003			14,711,525	$5,124,563.00	($282,229)

The accompanying notes are an integral part of these financial statements

Weighted Avg Calculation:	shares O/S	# days		Wghtd shares

Date	13711525	90		1,234,037,250
11/15/02	200000	75		15,000,000
12/30/02	300000	60		18,000,000
1/15/03	500000	15		7,500,000
Total	14711525			1,274,537,250
				90
				14,161,525

Note 1. Summary of Significant Accounting Policies

Certain information and disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted in this Form 10-QSB in compliance with the Rules and Regulations of the Securities and
Exchange Commission. However, in the opinion of DDS Technologies USA, Inc. the disclosures contained in this Form 10-QSB are adequate to make the information fairly presented. See Form 10-KSB for the fiscal year ended October 31, 2002 for additional information relevant to significant accounting policies followed by the company.

Item 2. Managements Discussion and Analysis of Financial condition and results of operation

DDS Technologies USA, Inc. is a development stage company, which, since inception has not generated any revenues. The company has been engaged in the process of obtaining the license rights and exclusive marketing rights for a dry disaggregation system for North America, Central America, The Caribbean (excluding Cuba), South America and Africa.

The Disaggregation Dry System (DDS) technology system is a unique patent-pending process whereby fragments of organic and inorganic matter are "crushed to collision" enduring violent accelerations and decelerations causing causing the disaggregation of the structure. This technology and its end results are understood by the various food industries to have tremendous value both economically and nutritionally. Management believes that the results obtained utilizing the DDS technology is unattainable with any other currently available technology.

From inception through January 31, 2003 the company has accrued an accumulated deficit of approximately $282,000. We anticipate that losses from operations will continue for at least the next two quarters primarily due to the relative long sales cycle and significant due diligence and testing on the part of the customers. We have marketed our technology to various large US and Latin American companies and anticipate the some contracts may be signed soon. However there can be no assurance that the DDS technology will achieve market acceptance or that sufficient revenues will be generated to allow us to operate profitably.

To date, the company has relied on management's ability to raise capital through equity private placement financing to fund its operations and believes it has the ability to continue to raise additional capital if needed for ongoing operations for the remainder of the fiscal year.
However, without the raising of additional capital, management believes that it would unlikely continue to operate as a going concern.